UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : February 17, 2006
Grant Prideco, Inc.
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-15423 (Commission File No.)	76-0312499 (I.R.S. Employer Identification No.)

400 N. Sam Houston Pkwy. East, Suite 900 (Address of Principal Executive Offices)	77060 (Zip Code)
Registrant’s telephone number, including area code: (281) 878-8000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Agreement
     The Board and Compensation Committee of Grant Prideco has approved the following matters relating to director and executive officer compensation:
     2005 Incentive Compensation: the payment of bonuses relating to fiscal 2005 in accordance with the methodology described in the Company’s Current Report on Form 8-K dated April 4, 2005.
     2006 Incentive Compensation: Bonuses for executive officers under the Company’s Incentive Compensation Plan (ICP) for fiscal 2006 (to be paid in 2007) will be determined by the level of achievement of earnings per share objectives approved by the Compensation Committee. Under the ICP, the possible range of bonus for 2006 (to be paid in 2007) expressed as a percentage of annual salary for the Company’s executive officers is as follows: McShane: 0% — 200%; Fitzgerald, Black, Deane, and Breihan: 0-120%; Choyce: 0-100%; and Boane and Mitchell: 0-75%.
     Executive Long-Term Incentive Grants. The grant of shares of restricted stock to executive officers were authorized. Such shares of restricted stock are eligible for full or partial vesting on the third anniversary based upon the Company’s shareholder return versus a peer group of oilfield service companies determined by the Compensation Committee as follows:

Performance	Vesting

< 33 percentile	0
@ 50 percentile	50%
@ 66 percentile	75%
@ 80 percentile	100%
     Amounts not vested are immediately forfeited. In the event of death or disability of the executive prior to the third anniversary of the date of grant, such shares will vest as follows: within 1 year: 50%; within two years: 75%; and within three years: the greater or 75% or the calculated vesting percentage (from the table above). In the event of a change of control prior to the third anniversary of the date of grant, vesting occurs as follows: within 1 year: 50%; after one year: greater of 50% or the calculated vesting percentage (from the table above). Pursuant to these terms, executive officers were granted the following number of restricted shares: Michael McShane: 82,816; Matthew Fitzgerald: 22,430; David Black: 22,084; John Deane: 13,572; Jim Breihan: 11,502; Philip Choyce: 13,342; Greg Boane: 6,717 and Jay Mitchell: 6,533.
     In addition, the grant of 45,000 shares of restricted stock to David Black was approved. Such shares vest on the third anniversary of the date of grant so long as Mr. Black remains in the employ of the Company on such date. Such shares also are subject to accelerated vesting in the event of a change of control of the Company’s or Mr. Black’s death or disability.
     Director Long-Term Compensation. An annual grant of 2,500 shares of restricted stock was made to each non-employee director of the Company. Such grants vest on the one year anniversary of the date of grant, so long as such individual remains a director of the Company on such date. Such grants are subject to accelerated vesting in the event of a change of control of the Company or the death or disability of the director.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grant Prideco, Inc.
Date: February 17, 2006	By:	/s/ Philip A. Choyce
Philip A. Choyce
Vice President and General Counsel